                                                                    EXHIBIT 4.15

================================================================================

                               D.R. HORTON, INC.,

                          THE GUARANTORS PARTY HERETO,

                                       AND

                           FIRST UNION NATIONAL BANK,
                                       as
                                     Trustee



                                   -----------

                          FIFTH SUPPLEMENTAL INDENTURE

                          Dated as of February 21, 2002

                                   -----------



                           Supplementing the Indenture
                           Dated as of April 15, 1996
                               with respect to the
                            10% Senior Notes Due 2006



================================================================================

         THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of February 21, 2002, to the Indenture, dated as of April 15, 1996 (as amended, modified or supplemented from time to time in accordance therewith, the "Indenture"), by and among D.R. HORTON, INC., a Delaware corporation (the "Company"), the ADDITIONAL GUARANTORS (as defined herein), the EXISTING GUARANTORS (as defined herein) and FIRST UNION NATIONAL BANK, as trustee (the "Trustee").

                                    RECITALS

         WHEREAS, Continental Homes Holding Corp., a Delaware corporation ("Continental"), and the Trustee entered into the Indenture to provide for the issuance from time to time of senior debt securities (the "Securities") to be issued in one or more series as the Indenture provides, pursuant to which Continental issued a series of Securities designated as its 10% Senior Notes due 2006 in the aggregate principal amount of $150,000,000 (the "Notes");

         WHEREAS, on April 20, 1998, pursuant to the laws of the State of Delaware and in accordance with the terms of the Agreement and Plan of Merger, dated as of December 18, 1997, by and between the Company and Continental, Continental was duly merged with and into the Company (the "Continental Merger"), with the Company continuing as the surviving corporation;

         WHEREAS, as a result of the Continental Merger, the Company succeeded to all obligations, duties and liabilities of Continental under the Indenture as if incurred or contracted by the Company;

         WHEREAS, pursuant to the First Supplemental Indenture dated as of April 20, 1998 (the "First Supplemental Indenture"), the Second Supplemental Indenture dated as of August 31, 1998 (the "Second Supplemental Indenture"), the Third Supplemental Indenture dated as of August 31, 1999 (the "Third Supplemental Indenture"), and the Fourth Supplemental Indenture dated as of May 21, 2001 (the "Fourth Supplemental Indenture"), among the Company, each of the guarantors party to such supplemental indentures (the "Existing Guarantors") and the Trustee, the Company caused certain Restricted Subsidiaries to guarantee the Notes for all purposes under the Indenture;

         WHEREAS, on February 21, 2002, pursuant to the laws of the State of Delaware and in accordance with the terms of the Agreement and Plan of Merger, dated as of October 22, 2001, as amended, by and between the Company and Schuler Homes, Inc., a Delaware corporation ("Schuler"), Schuler was duly merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger");

         WHEREAS, pursuant to Sections 4.16 and 10.03 of the Indenture, any Subsidiary with a net book value greater than $10,000,000 which is a Restricted Subsidiary is required to guarantee, simultaneously with its designation as a Restricted Subsidiary, the payment of the Securities pursuant to the terms of Article Ten and Exhibit B of the Indenture;

         WHEREAS, as a result of the Merger and pursuant to Sections 4.16 and
10.03 of the Indenture, the Company desires to cause each of the former subsidiaries of Schuler who are deemed to be Restricted Subsidiaries (the "Additional Guarantors") to be bound by those terms applicable to a Guarantor under the Indenture, and cause such Additional Guarantors to execute and deliver a supplemental indenture pursuant to which such Additional Guarantors shall unconditionally guarantee all of the Company's obligations under the Securities on the terms set forth in the Indenture; and

         WHEREAS, the execution of this Fifth Supplemental Indenture has been duly authorized by the Executive Committee of the Board of Directors of the Company and the Boards of Directors or other governing bodies of the Additional Guarantors and all things necessary to make this Fifth Supplemental Indenture a legal, valid, binding and enforceable obligation of the Company and the Additional Guarantors according to its terms have been done and performed;

         NOW THEREFORE, for and in consideration of the premises, the Company, the Existing Guarantors and the Additional Guarantors covenant and agree with the Trustee for the equal and ratable benefit of the respective holders of the Securities as follows:

                                   ARTICLE I.

                              ADDITIONAL GUARANTORS

         1.1. In accordance with Sections 4.16 and 10.03 of the Indenture, the following Additional Guarantors hereby unconditionally guarantee all of the Company's obligations under the Securities and the Indenture, as it relates to the Securities, on the terms set forth in the Indenture, including without limitation, Article Ten and Exhibit B thereof:

         Name                                                          Jurisdiction of Organization
         ----                                                          ----------------------------
Allegra, LLC                                                           California
AP LHI, Inc.                                                           California
AP Western GP Corporation                                              Delaware
AP WP Operating Corporation                                            Delaware
AP WP Partners, L.P.                                                   Delaware
APLAM, LLC                                                             California
D.R. Horton-Schuler Homes, LLC                                         Delaware
HPH Homebuilders 2000 L.P.                                             California
HPH Homebuilders LP 1995                                               California
HPH Homebuilders LP 1996                                               California
LAMCO Housing, Inc.                                                    California
Livermore Homebuilders LP                                              California
Melody Homes, Inc.                                                     Delaware
Melody Mortgage Co.                                                    Colorado
Oakley-Avalon LP                                                       California
Porter GP LLC                                                          Delaware
Schuler Homes of Arizona LLC                                           Delaware

Schuler Homes of California, Inc.                                      California
Schuler Homes of Oregon, Inc.                                          Oregon
Schuler Homes of Washington, Inc.                                      Washington
Schuler Mortgage, Inc.                                                 Delaware
Schuler Realty/Maui, Inc.                                              Hawaii
Schuler Realty/Oahu, Inc.                                              Hawaii
SHA Construction LLC                                                   Delaware
SHLR of California, Inc.                                               California
SHLR of Colorado, Inc.                                                 Colorado
SHLR of Nevada, Inc.                                                   Nevada
SHLR of Utah, Inc.                                                     Utah
SHLR of Washington, Inc.                                               Washington
SRHI LLC                                                               Delaware
SSHI LLC                                                               Delaware
Vertical Construction Corporation                                      Delaware
Western Pacific Funding, Inc.                                          California
Western Pacific Housing Co.                                            California
Western Pacific Housing Management, Inc.                               California
(formerly Western Pacific Housing, Inc.,
  a California corporation)
Western Pacific Housing, Inc.                                          Delaware
(formerly Schuler Holdco, Inc.,
 a Delaware corporation)
Western Pacific Housing-Antigua, LLC                                   Delaware
Western Pacific Housing-Aviara, L.P.                                   California
Western Pacific Housing-Boardwalk, LLC                                 Delaware
Western Pacific Housing-Broadway, LLC                                  Delaware
Western Pacific Housing-Canyon Park, LLC                               Delaware
Western Pacific Housing-Carmel, LLC                                    Delaware
Western Pacific Housing-Carrillo, LLC                                  Delaware
Western Pacific Housing-Communications                                 Delaware
   Hill, LLC
Western Pacific Housing-Copper Canyon, LLC                             Delaware
Western Pacific Housing-Coto Venture, L.P.                             California
Western Pacific Housing-Creekside, LLC                                 Delaware
Western Pacific Housing-Culver City, L.P.                              California
Western Pacific Housing-Del Valle, LLC                                 Delaware
Western Pacific Housing-Lomas Verdes, LLC                              Delaware
Western Pacific Housing-Lost Hills Park, LLC                           Delaware
Western Pacific Housing-Lyons Canyon                                   Delaware
   Partners, LLC
Western Pacific Housing-McGonigle Canyon, LLC                          Delaware
Western Pacific Housing-Mountaingate, L.P.                             California
Western Pacific Housing-Norco Estates, LLC                             Delaware
Western Pacific Housing-Oso, L.P.                                      California

Western Pacific Housing-Pacific Park II, LLC                           Delaware
Western Pacific Housing-Park Avenue East, LLC                          Delaware
Western Pacific Housing-Park Avenue West, LLC                          Delaware
Western Pacific Housing-Playa Vista, LLC                               Delaware
Western Pacific Housing-Pointsettia, L.P.                              California
Western Pacific Housing-River Ridge, LLC                               Delaware
Western Pacific Housing-Robinhood Ridge, LLC                           Delaware
Western Pacific Housing-Santa Fe, LLC                                  Delaware
Western Pacific Housing-Scripps II, LLC                                Delaware
Western Pacific Housing-Scripps, L.P.                                  California
Western Pacific Housing-Sea Cove, L.P.                                 California
Western Pacific Housing-Studio 528, LLC                                Delaware
Western Pacific Housing-Terra Bay Duets, LLC                           Delaware
Western Pacific Housing-Torrance, LLC                                  Delaware
Western Pacific Housing-Torrey Commercial, LLC                         Delaware
Western Pacific Housing-Torrey Meadows, LLC                            Delaware
Western Pacific Housing-Torrey Multi-Family, LLC                       Delaware
Western Pacific Housing-Torrey Village Center, LLC                     Delaware
Western Pacific Housing-Vineyard Terrace, LLC                          Delaware
Western Pacific Housing-Westlake II, L.P.                              California
Western Pacific Housing-Windemere, LLC                                 Delaware
Western Pacific Housing-Windflower, L.P.                               California
WPH-Camino Ruiz, LLC                                                   Delaware
WPH-HPH, LLC                                                           Delaware



         1.2 The Trustee is hereby authorized to add the above-named Additional Guarantors to the list of Guarantors on the Guarantees affixed to the Notes.

                                   ARTICLE II.

                         DESIGNATED SENIOR INDEBTEDNESS

         2.1 Each series of Securities and each Guarantee under the Indenture shall be deemed "Designated Senior Indebtedness" and "Guarantor Senior Indebtedness," respectively, for purposes of the Indenture, dated as of June 28, 2001, by and among Schuler, the guarantors party thereto and U.S. Bank Trust National Association, as trustee.

                                  ARTICLE III.

                                  MISCELLANEOUS

         3.1. This Fifth Supplemental Indenture constitutes a supplement to the Indenture, and the Indenture and this Fifth Supplemental Indenture shall be read together and shall have the effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

         3.2 The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         3.3 In the event that any provision in this Fifth Supplemental Indenture or the Notes shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         3.4 The article and section headings herein are for convenience only and shall not affect the construction hereof.

         3.5 Any capitalized term used in this Fifth Supplemental Indenture and not defined herein that is defined in the Indenture shall have the meaning specified in the Indenture, unless the context shall otherwise require.

         3.6 All covenants and agreements in this Fifth Supplemental Indenture by the Company, the Existing Guarantors and the Additional Guarantors shall bind each of their successors and assigns, whether so expressed or not. All agreements of the Trustee in this Fifth Supplemental Indenture shall bind its successors and assigns.

         3.7 The laws of the State of New York shall govern this Fifth Supplemental Indenture, the Notes and the Guarantees.

         3.8 Except as amended by this Fifth Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

         3.9 This Fifth Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Fifth Supplemental Indenture.

         3.10 All liability described in paragraph 16 of the Notes, of any director, officer, employee or stockholder, as such, of the Company is waived and released.

         3.11 The Trustee accepts the modifications of the trust effected by this Fifth Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained which shall be taken as the statements of the Company and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Fifth Supplemental Indenture and the Trustee makes no representation with respect thereto.


                                   ARTICLE IV.

                                    SUCCESSOR

         4.1 The Company, as the Successor, shall succeed to, and be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under the Indenture with the same effect as if such Successor had been named as the Company therein.


            [SIGNATURES INTENTIONALLY APPEAR ON NEXT PAGE FOLLOWING]

         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the day and year first above written.

                               D.R. HORTON, INC.

                               By: /s/ SAMUEL R. FULLER
                                  ----------------------------------------------
                                  Samuel R. Fuller, Executive Vice
                                  President, Treasurer and Chief Financial
                                  Officer


                               EXISTING GUARANTORS:

                               C. Richard Dobson Builders, Inc.
                               CHI Construction Company
                               CHTEX of Texas, Inc.
                               Continental Homes, Inc.
                               Continental Homes of Florida, Inc.
                               Continental Residential, Inc.
                               D.R. Horton, Inc. - Birmingham
                               D.R. Horton, Inc. - Chicago
                               D.R. Horton, Inc. - Denver
                               D.R. Horton, Inc. - Dietz-Crane
                               D.R. Horton, Inc. - Greensboro
                               D.R. Horton, Inc. - Jacksonville
                               D.R. Horton, Inc. - Louisville
                               D.R. Horton Los Angeles Holding Company, Inc. D.R. Horton, Inc. - Minnesota
                               D.R. Horton, Inc. - New Jersey
                               D.R. Horton, Inc. - Portland
                               D.R. Horton, Inc. - Sacramento
                               D.R. Horton San Diego Holding Company, Inc.
                               D.R. Horton, Inc. - Torrey
                               DRH Cambridge Homes, Inc.
                               DRH Construction, Inc.
                               DRH Regrem II, Inc.
                               DRH Regrem III, Inc.
                               DRH Regrem IV, Inc.
                               DRH Regrem V, Inc.
                               DRH Southwest Construction, Inc.
                               DRH Title Company of Colorado, Inc.
                               DRH Tucson Construction, Inc.
                               DRHI, Inc.
                               KDB Homes, Inc.
                               Meadows I, Ltd.
                               Meadows VIII, Ltd.

                               Meadows IX, Inc.
                               Meadows X, Inc.

                               By: /s/ SAMUEL R. FULLER
                                  ------------------------------------
                                   Samuel R. Fuller
                                   Treasurer

                               DRH Regrem VIII, LLC
                               DRH Cambridge Homes, LLC

                                     By: D.R. Horton, Inc. - Chicago,
                                         a member

                                     By: /s/ SAMUEL R. FULLER
                                        ------------------------------
                                        Samuel R. Fuller
                                        Treasurer

                               D.R. Horton - Emerald, Ltd.
                               D.R. Horton Management Company, Ltd.
                               D.R. Horton-Texas, Ltd.
                               DRH Regrem VII, LP

                                          By: Meadows I, Ltd., the general
                                              partner

                                          By: /s/ SAMUEL R. FULLER
                                              ----------------------------------
                                              Samuel R. Fuller
                                              Treasurer

                               SGS Communities At Grande Quay, LLC

                                          By:  Meadows IX, Inc., a member


                                          By: /s/ SAMUEL R. FULLER
                                              ----------------------------------
                                              Samuel R. Fuller
                                              Treasurer

                                                and

                                          By:  Meadows X, Inc., a member


                                          By: /s/ SAMUEL R. FULLER
                                              ----------------------------------
                                              Samuel R. Fuller
                                              Treasurer

                               Continental Homes of Texas, L.P.

                                          By:  CHTEX of Texas, Inc., the
                                                  general partner


                                          By: /s/ SAMUEL R. FULLER
                                              ----------------------------------
                                              Samuel R. Fuller
                                              Treasurer

                                 Meadows II, Ltd.
                                 CH Investments of Texas, Inc.



                                          By: /s/ WILLIAM PECK
                                             -----------------------------------
                                             William Peck
                                             President

                        ADDITIONAL GUARANTORS:

                        Allegra, LLC
                        AP LHI, Inc.
                        AP Western GP Corporation
                        AP WP Operating Corporation
                        AP WP Partners, L.P.
                        APLAM, LLC
                        HPH Homebuilders 2000 L.P.
                        HPH Homebuilders LP 1995
                        HPH Homebuilders LP 1996
                        LAMCO Housing, Inc.
                        Livermore Homebuilders LP
                        Melody Homes, Inc.
                        Melody Mortgage Co.
                        Oakley-Avalon LP
                        Porter GP LLC
                        Schuler Homes of Arizona LLC
                        Schuler Homes of California, Inc.
                        Schuler Homes of Oregon, Inc.
                        Schuler Homes of Washington, Inc.
                        Schuler Mortgage, Inc.
                        Schuler Realty/Maui, Inc.
                        Schuler Realty/Oahu, Inc.
                        SHA Construction LLC
                        SHLR of California, Inc.
                        SHLR of Colorado, Inc.
                        SHLR of Nevada, Inc.
                        SHLR of Utah, Inc.
                        SHLR of Washington, Inc.
                        SRHI LLC
                        SSHI LLC
                        Vertical Construction Corporation
                        Western Pacific Funding, Inc.
                        Western Pacific Housing Co.
                        Western Pacific Housing Management, Inc.,
                        (formerly Western Pacific Housing, Inc., a
                         California corporation)
                        Western Pacific Housing, Inc. (formerly Schuler
                           Holdco, Inc., a Delaware corporation)
                        Western Pacific Housing-Antigua, LLC
                        Western Pacific Housing-Aviara, L.P.
                        Western Pacific Housing-Boardwalk, LLC
                        Western Pacific Housing-Broadway, LLC
                        Western Pacific Housing-Canyon Park, LLC
                        Western Pacific Housing-Carmel, LLC

                        Western Pacific Housing-Carrillo, LLC
                        Western Pacific Housing-Communications Hill, LLC Western Pacific Housing-Copper Canyon, LLC
                        Western Pacific Housing-Coto Venture, L.P.
                        Western Pacific Housing-Creekside, LLC
                        Western Pacific Housing-Culver City, L.P.
                        Western Pacific Housing-Del Valle, LLC
                        Western Pacific Housing-Lomas Verdes, LLC
                        Western Pacific Housing-Lost Hills Park, LLC
                        Western Pacific Housing-Lyons Canyon Partners,
                           LLC
                        Western Pacific Housing-McGonigle Canyon, LLC Western Pacific Housing-Mountaingate, L.P.
                        Western Pacific Housing-Norco Estates, LLC
                        Western Pacific Housing-Oso, L.P.
                        Western Pacific Housing-Pacific Park II, LLC
                        Western Pacific Housing-Park Avenue East, LLC Western Pacific Housing-Park Avenue West, LLC Western Pacific Housing-Playa Vista, LLC
                        Western Pacific Housing-Pointsettia, L.P.
                        Western Pacific Housing-River Ridge, LLC
                        Western Pacific Housing-Robinhood Ridge, LLC
                        Western Pacific Housing-Santa Fe, LLC
                        Western Pacific Housing-Scripps II, LLC
                        Western Pacific Housing-Scripps, L.P.
                        Western Pacific Housing-Sea Cove, L.P.
                        Western Pacific Housing-Studio 528, LLC
                        Western Pacific Housing-Terra Bay Duets, LLC
                        Western Pacific Housing-Torrance, LLC
                        Western Pacific Housing-Torrey Commercial, LLC Western Pacific Housing-Torrey Meadows, LLC Western Pacific Housing-Torrey Multi-Family, LLC Western Pacific Housing-Torrey Village Center, LLC Western Pacific Housing-Vineyard Terrace, LLC Western Pacific Housing-Westlake II, L.P.

                        Western Pacific Housing-Windemere, LLC
                        Western Pacific Housing-Windflower, L.P.
                        WPH-Camino Ruiz, LLC
                        WPH-HPH, LLC


                        By: /s/ THOMAS CONNELLY
                           -----------------------------------------------------
                           Thomas Connelly, Chief Financial Officer and
                           Secretary of each corporate guarantor, of each managing member or sole manager of each limited liability company guarantor, and of each general partner of each limited partnership guarantor


                        D.R. Horton-Schuler Homes, LLC

                                 By:      Vertical Construction
                                          Corporation, its manager

                                          By: /s/ THOMAS CONNELLY
                                             -----------------------------------
                                              Thomas Connelly
                                              Chief Financial Officer
                                              and Secretary

                                  FIRST UNION NATIONAL BANK, as Trustee



                                  By:  /s/ GEORGE J. RAYZIS
                                     -------------------------------------------
                                  Name:   George J. Rayzis
                                       -----------------------------------------
                                  Title:  Vice President
                                        ----------------------------------------